UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2003

CALIPER TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28229	33-0675808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Fairchild Drive
Mountain View, CA 94043-2234
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 623-0700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

Item 5. Other Events and Required FD Disclosure.

     On June 9, 2002, Caliper Technologies Corp., a Delaware corporation (“Caliper”), announced the signing of a definitive agreement to acquire Zymark Corporation. The terms of the restructured relationship are more fully described in a press release issued by Caliper on June 9, 2003, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

2.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIPER TECHNOLOGIES CORP

Date: June 10, 2003	By:	/s/James L. Knighton

James L. Knighton President and Chief Financial Officer

3.

EXHIBIT INDEX

Exhibit

99.1	Press release of Caliper Technologies Corp., dated June 9, 2003.